SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Carver Bancorp, Inc.

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Leading Independent Proxy Advisory Firm ISS Recommends Carver Bancorp, Inc. Stockholders Vote FOR the Company's Highly Qualified Director Nominees

-- ISS Concludes Dream Chasers Has Not Made a Compelling Case for Change --

-- Carver Encourages Stockholders to Follow ISS’ Recommendation and Vote FOR the Company's Director Nominees and select WITHHOLD for the Dream Chasers' Nominees on the White Universal Proxy Card --

New York—November 29, 2024/PRNewswire/ -- Carver Bancorp, Inc. (Nasdaq: CARV) ("Carver" or the "Company"), the holding company for Carver Federal Savings Bank (the "Bank"), a certified Community Development Financial Institution ("CDFI") and designated Minority Depository Institution ("MDI"), today announced that Institutional Shareholder Services ("ISS"), a leading proxy advisory firm, has recommended Carver stockholders vote FOR its highly qualified director nominees, Jillian E. Joseph and Kenneth J. Knuckles, at the upcoming Annual Meeting of Stockholders scheduled for Thursday, December 12, 2024.

In its recommendation, ISS concludes that Dream Chasers (the "dissident") has not made a compelling case for change1:

•	"Operational turnarounds at small community banks can be a multi-year effort, and the company's formal agreement with the OCC, coupled with the 2023 banking crisis, may have contributed to a slower than anticipated recovery. "

•	"The recent appointment of Felix as CEO appears to be a step in the right direction. He appears to have relevant experience and an understanding of the issues facing the bank, and despite his short tenure, he has developed what appears to be a logical go-forward plan. Moreover, Felix has seemingly been endorsed by the dissident."

•	"Thus, it is important for management to focus on execution, and for the board to not only exercise oversight, but provide support during the process."

•	"Moreover, the dissident is advocating for a dramatically different (and seemingly riskier) strategy than that now in progress under Felix. The addition of nominees associated with this perspective could introduce disruption that CARV cannot afford at this stage (there are also credible reputational concerns)."

•	"Although the dissident has not presented a compelling case for change at this time, shareholders will likely expect to see measurable improvements in performance and corporate governance in the near term."

•	"Ultimately, the company's go-forward plan is appropriately focused on restoring profitability to the core banking franchise, whereas the dissident has called for a radically different and inherently riskier plan."

Commenting on the ISS recommendation, Lewis P. Jones III, Chairman of the Board, stated:

"ISS support for our director nominees, Jillian E. Joseph and Kenneth J. Knuckles, and new CEO, Donald Felix, is a strong endorsement in advance of our upcoming shareholder vote on December 12, 2024. We appreciate ISS' recognition of our plans to restore long-term profitability at Carver and the proxy advisory firm's acknowledgment that Dream Chasers has not presented a compelling alternative to move Carver ahead and whose nominees could be disruptive to Carver's forward progress. ISS' independent and third-party recommendation confirms the Board's conclusion that Dream Chasers' director nominees are not suitable to serve on the Carver Board."

We urge you to support Carver by voting "FOR" your highly qualified incumbent directors, Jillian E. Joseph and Kenneth J. Knuckles, and selecting "WITHHOLD" for the Dream Chasers' Nominees on your WHITE Proxy Card. Please ignore any proxy materials you may have received from Dream Chasers and vote on the Company's WHITE Proxy Card for Carver's incumbent directors to protect your investment. It is important that you vote every WHITE Proxy Card you receive to support Carver Bancorp, Inc.'s highly qualified nominees.

As presented to ISS, shareholders are encouraged to review Carver's compelling business case to drive shareholder value: https://d18rn0p25nwr6d.cloudfront.net/CIK-0001016178/a60aaab4-2eb1-48b5-b2d4-ff1c2f925134.html.

1 Permission to use quoted language from the ISS recommendation report in favor of Carver was neither sought nor obtained.

About Carver Bancorp, Inc.

Carver Bancorp, Inc. (NASDAQ: CARV) is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Headquartered in Harlem, NY, Carver was founded in 1948 to serve historically underserved communities in New York whose residents, businesses, and institutions had limited access to mainstream financial services. The U.S. Treasury Department has designated Carver as a Community Development Financial Institution ("CDFI") because of its community-focused banking services and dedication to its local community's economic viability and revitalization. Carver is one of the largest African- and Caribbean-American-managed banks in the United States. Carver's online banking presence includes consumer checking and savings accounts across nine states, from Massachusetts to Virginia and Washington, DC. For further information, please visit the Company's website at www.carverbank.com. Be sure to connect with Carver on Facebook, LinkedIn, and Instagram.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors, risks, and uncertainties. More information about these factors, risks, and uncertainties is contained in our filings with the Securities and Exchange Commission.

Additional Information and Where to Find it

The Company has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for the Company’s 2024 Annual Meeting of Stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company’s website at www.carverbank.com.

Participants

The Company, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by the Company. Information about the Company’s executive officers and directors is available in the Company’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on October 31, 2024. To the extent holdings by our directors and executive officers of the Company’s securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Media:
Michael Herley for Carver
203.308.1409
mediainquiries@carverbank.com

Investors:
ir@carverbank.com